Exhibit 99.1

Corsair Gaming Reports Second Quarter 2021 Financial Results

Reports Record Second Quarter Revenue and Profit

FREMONT, CA, August 3, 2021 – Corsair Gaming, Inc. (NASDAQ:CRSR) (“Corsair”), a leading global provider and innovator of high-performance gear for gamers and content creators, today announced financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 Highlights

•

Net revenue was $472.9 million, an increase of 24.3% year-over-year. Gamer and creator peripherals segment net revenue was $155.2 million, an increase of 40.9% year-over-year. Gaming components and systems segment net revenue was $317.7 million, an increase of 17.6% year-over-year.

•

Gross profit was $130.4 million, an increase of 24.1% year-over-year, with gross margin of 27.6%, flat year-over-year. Gamer and creator peripherals segment gross profit was $54.6 million, an increase of 41.0% year-over-year. Gaming components and systems segment gross profit was $75.7 million, an increase of 14.2% year-over-year.

•	Operating income was $34.7 million, a decrease of 4.7% year-over-year.
•	Adjusted operating income was $49.3 million, an increase of 3.9% year-over-year.
•	Net income was $27.7 million, or $0.28 per diluted share, compared to net income of $22.6 million in the same period last year, or $0.26 per diluted share.
•	Adjusted net income was $35.7 million, or $0.36 per diluted share, compared to adjusted net income of $32.3 million in the same period last year, or $0.37 per diluted share.
•	Adjusted EBITDA was $51.6 million, an increase of 4.0% year-over-year, with adjusted EBITDA margin of 10.9%, a decrease of 210 basis points year-over-year.
•	As of June 30, 2021, we had cash and restricted cash of $138.6 million, $48.6 million capacity under our revolving credit facility and total long-term debt of $270.0 million.
•	Cash flows from operations was $31.6 million, which decreased from $73.6 million in the same period last year.

Definitions of the non-GAAP financial measures used in this press release and reconciliations of such measures to their nearest GAAP equivalents are included below under the heading “Use and Reconciliation of Non-GAAP Financial Measures.”

“I am pleased with our performance in the second quarter, where we delivered year-over-year revenue growth of 24%.  Our results highlight the strength of the underlying fundamentals of our business, as gamers continue to purchase and upgrade their gear, even as entertainment outside of the home and travel began to open back up.  We experienced growth in every category despite key components shortages, such as graphics cards for enthusiasts to build gaming PCs, logistics issues and port delays,” stated Andy Paul, Chief Executive Officer of Corsair.

“The mid-point of our full-year outlook calls for run-rate revenue of $2 billion compared to our pre-IPO revenue of $1.1 billion in 2019 which shows our strong improvement since then.  We are investing in

R&D, marketing and infrastructure as we remain focused on expanding our resources.  As an example, we are extremely excited by the recent launch our first camera, which has received an overwhelmingly positive response from the creator community.  We have launched over 75 new products so far this year, which is an astounding pace of innovation,” concluded Andy Paul, Chief Executive Officer of Corsair.

“We utilized our increased cash flow to repay an additional $25 million in debt during the second quarter, and we remain focused on further optimizing our capital structure and exploring options to reduce the carrying cost of our debt. During the second quarter, we experienced higher than expected costs for logistics, and we expect logistics costs to remain elevated in the third quarter. Shutdowns from the ongoing pandemic in several large regions we operate in also negatively impacted our operations. We are also continuing to invest in future growth to maintain our high new product launch rate,” said Michael G. Potter, Chief Financial Officer of Corsair.

Financial Outlook

For the full year 2021 our outlook remains unchanged from Q1 2021 at:

•	Net revenue to be in the range of $1.9 billion to $2.1 billion.
•	Adjusted operating income to be in the range of $235 million to $255 million.
•	Adjusted EBITDA to be in the range of $245 million to $265 million.

Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, public offering related charges, depreciation and amortization, and other items. The unavailable information could have a significant impact on our GAAP financial results.

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Please see “Use and Reconciliation of Non-GAAP Financial Measures” below for a discussion on how we calculate the non-GAAP measures presented herein and a reconciliation to the most directly comparable GAAP measure.

Recent Developments

•

On July 15, 2021, Corsair under its Elgato brand announced the Facecam, a new premium webcam, alongside three more new products for content creators, including the Wave XLR, which is an XLR to USB Type-C microphone interface and digital audio mixer, and Wave Mic Arm and Wave Mic Arm LP, two fully adjustable boom arms for optimal desktop microphone positioning.  Facecam features a high quality multi-layer glass lens and Sony sensor plus software to adjust contrast, white balance and exposure. Facecam outputs true Full HD at 1080p60fps without artifacts thanks to an advanced image engine that outputs uncompressed video.
•

On June 29, 2021, Corsair announced a new series of full-tower ATX cases: the Corsair 7000D AIRFLOW and the Corsair iCUE 7000X RGB. With the launch of the 7000 Series, ORIGIN PC is adding the 7000D AIRFLOW and 7000X RGB cases to its award-winning line of GENESIS custom PCs. Boasting some of the highest-end hardware, from Intel Core™ i9 and AMD Ryzen™ CPUs to NVIDIA® GeForce RTX™ 30-Series graphics, ORIGIN PC’s GENESIS line of desktops combines superpowered specs with maximum customization.

•

On May 13, 2021, Corsair announced the launch of its flagship VIRTUOSO family of premium gaming headsets: the VIRTUOSO RGB Wireless XT. Connecting via hyper-fast SLIPSTREAM WIRELESS and Bluetooth® for simultaneous dual-wireless connections, in addition to high-fidelity USB and universal 3.5mm wired connection options, the VIRTUOSO RGB Wireless XT combines exquisite sound quality, comfort, and versatility.

•

On May 6, 2021, Corsair announced the launch of its 5000D RGB Hydro X Edition and 5000X RGB Signature Series Mid-tower cases. Whether PC enthusiasts choose the 5000D RGB Hydro X Edition with the brand-new XD7 RGB distribution plate system or the attention-grabbing designs of the 5000X RGB SIGNATURE SERIES, there are now more options to make the Corsair 5000 Series the starting point for a standout PC.

Conference Call and Webcast Information

We will host a conference call to discuss the second quarter 2021 financial results on August 3, 2021, at 5:30 a.m. PT. The conference call can be accessed live over the phone by dialing 1-855-327-6838, or for international callers 1-604-235-2082. A replay will be available from 8:30 a.m. PT on August 3, 2021 through August 10, 2021, by dialing 1-844-512-2921, or for international callers 1-412-317-6671. The replay passcode is 10015620.

The call will also be webcast live from our investor relations website at https://ir.corsair.com. Following completion of the call, a recorded replay of the webcast will be available on the website.

About Corsair Gaming, Inc.

Corsair Gaming, Inc. (NASDAQ:CRSR) is a leading global developer and manufacturer of high-performance gear and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals to premium streaming equipment and smart ambient lighting, Corsair delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best.

Corsair also sells gear under our Elgato brand, which provides premium studio equipment and accessories for content creators, SCUF Gaming brand, which builds custom-designed controllers for competitive gamers, and ORIGIN PC brand, a builder of custom gaming and workstation desktop PCs and laptops.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our estimated full year 2021 net revenue, adjusted operating income and adjusted EBITDA; the strength of our underlying fundamentals; ; and whether we will be able to optimize our capital structure, reduce the carrying cost of debt and continue to reduce our existing debt. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: the impact the COVID-19 pandemic will have on demand for our products as well as its impact on our operations and the operations of our manufacturers, retailers and other partners, and its impact on the economy overall, including capital markets; our ability to build and maintain the strength of our brand among gaming and streaming enthusiasts and our ability to continuously develop and successfully market new gear and improvements; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; the risk that we are not able to compete with competitors and/or that the gaming industry, including streaming and eSports, does not grow as expected or declines; the loss or inability to attract and retain key management; delays or disruptions at our or third-parties’ manufacturing and distribution facilities; currency exchange rate fluctuations or international trade disputes resulting in our gear becoming relatively more expensive to our overseas customers or resulting in an increase in our manufacturing costs; the impact of the coronavirus on our  business; general economic conditions that adversely effect, among other things, consumer confidence and spending; and the other factors described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 to be filed with the Securities and Exchange Commission (SEC) on or about the date hereof and our subsequent filings with the SEC. Copies of each filing may be obtained from us or the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended June 30, 2021 are not necessarily indicative of our operating results for any future periods.

Use and Reconciliation of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents certain non-GAAP financial information, including Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Per Share. These are important financial performance measures for us, but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Per Share to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Per Share provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial performance measures because we believe investors, analysts and rating agencies consider them useful in measuring our ability to meet our debt service obligations.

Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to revenues, operating income, net income, cash provided by operating activities, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

We calculate these non-GAAP financial measures as follows:

•

Adjusted operating income, non-GAAP, is determined by adding back to GAAP operating income the acquisition accounting impact related to recognizing acquired inventory at fair value, change in fair value of contingent consideration for business acquisition, non-cash inventory impairment, stock-based compensation, intangible asset amortization, certain acquisition-related and integration-related expenses, non-deferred costs associated with the IPO, secondary offering costs, and debt modification costs.

•

Adjusted net income, non-GAAP, is determined by adding back to GAAP net income the acquisition accounting impact related to recognizing acquired inventory at fair value, change in fair value of contingent consideration for business acquisition, non-cash inventory impairment, stock-based compensation, intangible asset amortization, certain acquisition-related and integration-related expenses, non-deferred costs associated with the IPO, secondary offering costs, debt modification costs, loss on extinguishment of debt, and the related tax effects of each of these adjustments.

•

Adjusted net income per diluted share, non-GAAP, is determined by dividing adjusted net income, non-GAAP by the respective weighted average shares outstanding, inclusive of the impact of other dilutive securities.

•

Adjusted EBITDA is determined by adding back to GAAP net income the acquisition accounting impact related to recognizing acquired inventory at fair value, change in fair value of contingent consideration for business acquisition, non-cash inventory impairment, stock-based compensation, certain acquisition-related and integration-related expenses, non-deferred costs associated with the IPO, secondary offering costs, debt modification costs, intangible asset amortization, depreciation and amortization, interest expense (including loss on extinguishment of debt) and tax expense.

•	Adjusted EBITDA margin is determined by dividing adjusted EBITDA by net revenue for the respective periods.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Source: Corsair Gaming, Inc.

Investor Relations Contact:

Ronald van Veen

ir@corsair.com

510-578-1407

Media Contact:

Adrian Bedggood

adrian.bedggood@corsair.com

510-657-8747

+44-7989-258827

Corsair Gaming, Inc.

Condensed Combined Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net revenue	$472,903	$380,407	$1,002,317	$688,925
Cost of revenue	342,552	275,343	711,638	505,239
Gross profit	130,351	105,064	290,679	183,686
Operating expenses:
Sales, general and administrative	80,169	56,827	158,022	110,556
Product development	15,469	11,827	30,655	23,383
Total operating expenses	95,638	68,654	188,677	133,939
Operating income	34,713	36,410	102,002	49,747
Other (expense) income:
Interest expense	(4,508)	(9,572)	(9,454)	(18,946)
Other (expense) income, net	(175)	11	(2,600)	(52)
Total other expense, net	(4,683)	(9,561)	(12,054)	(18,998)
Income before income taxes	30,030	26,849	89,948	30,749
Income tax expense	(2,285)	(4,249)	(15,480)	(6,932)
Net income	$27,745	$22,600	$74,468	$23,817
Net income per share:
Basic	$0.30	$0.27	$0.81	$0.28
Diluted	$0.28	$0.26	$0.74	$0.28
Weighted-average shares used to compute net income per share
Basic	92,792	84,098	92,374	84,089
Diluted	100,074	86,333	100,145	86,201

Corsair Gaming, Inc.

Segment Information

(Unaudited, in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net revenue:
Gamer and Creator Peripherals	$155,157	$110,115	$331,069	$185,976
Gaming Components and Systems	317,746	270,292	671,248	502,949
Total Net Revenue	$472,903	$380,407	$1,002,317	$688,925

Gross Profit:
Gamer and Creator Peripherals	$54,634	$38,743	123,500	$60,876
Gaming Components and Systems	75,717	66,321	167,179	122,810
Total Gross Profit	$130,351	$105,064	$290,679	$183,686

Gross Margin:
Gamer and Creator Peripherals	35.2%	35.2%	37.3%	32.7%
Gaming Components and Systems	23.8%	24.5%	24.9%	24.4%
Total Gross Margin	27.6%	27.6%	29.0%	26.7%

Corsair Gaming, Inc.

Condensed Combined Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30, 2021	December 31, 2020

Assets
Current assets:
Cash and restricted cash	$138,320	$133,338
Accounts receivable, net	258,789	293,629
Inventories	273,399	226,007
Prepaid expenses and other current assets	61,465	37,997
Total current assets	731,973	690,971
Property and equipment, net	16,034	16,475
Goodwill	314,205	312,760
Intangible assets, net	243,711	259,317
Restricted cash, noncurrent	231	230
Other assets	72,250	34,362
TOTAL ASSETS	$1,378,404	$1,314,115
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$261,656	$299,636
Other liabilities and accrued expenses	232,373	205,745
Total current liabilities	494,029	505,381
Debt, net	270,013	321,393
Deferred tax liabilities	30,983	29,752
Other liabilities, noncurrent	53,693	20,199
TOTAL LIABILITIES	848,718	876,725
Stockholders’ Equity:
Common stock and additional paid-in capital	456,019	438,676
Retained earnings (accumulated deficit)	71,655	(2,813)
Accumulated other comprehensive income	2,012	1,527
Total Stockholders’ Equity	529,686	437,390
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,378,404	$1,314,115

Corsair Gaming, Inc.

Condensed Combined Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Cash flows from operating activities:
Net income	$27,745	$22,600	$74,468	$23,817
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	4,768	1,550	7,844	2,655
Depreciation	2,502	2,206	4,938	4,364
Amortization of intangible assets	8,712	8,392	17,414	16,839
Debt issuance costs amortization	515	703	1,052	1,282
Loss on debt extinguishment	358	392	797	392
Deferred income taxes	(2,183)	(1,537)	(5,188)	(1,531)
Other	(250)	236	1,066	738
Changes in operating assets and liabilities:
Accounts receivable	45,924	(55,723)	32,508	(18,291)
Inventories	(45,387)	926	(58,895)	1,071
Prepaid expenses and other assets	(5,226)	(1,149)	(9,645)	5,163
Accounts payable	(10,674)	58,761	(37,662)	15,228
Other liabilities and accrued expenses	4,825	36,251	30,700	23,881
Net cash provided by operating activities	31,629	73,608	59,397	75,608
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	—	(1,684)	—
Payment of deferred and contingent consideration	—	—	(4,353)	—
Purchase of property and equipment	(2,858)	(1,159)	(4,894)	(3,006)
Net cash used in investing activities	(2,858)	(1,159)	(10,931)	(3,006)
Cash flows from financing activities:
Repayment of debt	(25,000)	(12,626)	(53,000)	(13,820)
Payment of other offering costs	—	(154)	—	(269)
Proceeds from issuance of shares through employee equity incentive plans	9,281	965	9,466	965
Payment of taxes related to net share settlement of equity awards	(7)	—	(7)	—
Net cash used in financing activities	(15,726)	(11,815)	(43,541)	(13,124)
Effect of exchange rate changes on cash	(76)	198	58	(110)
Net increase in cash and restricted cash	12,969	60,832	4,983	59,368
Cash and restricted cash at the beginning of the period	125,582	50,483	133,568	51,947
Cash and restricted cash at the end of the period	$138,551	$111,315	$138,551	$111,315

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Operating Income Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Operating Income - GAAP	$34,713	$36,410	$102,002	$49,747
Acquisition accounting impact related to recognizing acquired inventory at fair value	—	(27)	—	394
Change in fair value of contingent consideration for business acquisition	21	—	93	—
Non-cash inventory impairment	518	—	518	—
Stock-based compensation	4,768	1,550	7,844	2,655
Intangible asset amortization	8,712	8,392	17,414	16,839
Acquisition-related and integration-related costs	538	774	746	1,750
Non-deferred IPO and secondary offering costs	—	316	1,031	754
Debt modification costs	—	—	—	288
Adjusted Operating Income - Non-GAAP	$49,270	$47,415	$129,648	$72,427
As a % of net revenue - GAAP	7.3%	9.6%	10.2%	7.2%
As a % of net revenue - Non-GAAP	10.4%	12.5%	12.9%	10.5%

Non-GAAP Net Income and Net Income Per Share Reconciliations

(Unaudited, in thousands, except per share amounts and percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net Income - GAAP	$27,745	$22,600	$74,468	$23,817
Acquisition accounting impact related to recognizing acquired inventory at fair value	—	(27)	—	394
Change in fair value of contingent consideration for business acquisition	21	—	93	—
Non-cash inventory impairment	518	—	518	—
Stock-based compensation	4,768	1,550	7,844	2,655
Intangible asset amortization	8,712	8,392	17,414	16,839
Acquisition-related and integration-related costs	538	774	746	1,750
Non-deferred IPO and secondary offering costs	—	316	1,031	754
Debt modification costs	—	—	—	288
Loss on debt extinguishment	358	392	797	392
Non-GAAP income tax adjustment	(6,970)	(1,717)	(9,059)	(3,432)
Adjusted Net Income - Non-GAAP	$35,690	$32,280	$93,852	$43,457

Diluted Net income per share:
GAAP	$0.28	$0.26	$0.74	$0.28
Adjusted, Non-GAAP	$0.36	$0.37	$0.94	$0.50

Shares used to compute diluted net income per share:
GAAP	100,074	86,333	100,145	86,201
Adjusted, Non-GAAP	100,074	86,333	100,145	86,201

Corsair Gaming, Inc.

Adjusted EBITDA Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net Income - GAAP	$27,745	$22,600	$74,468	$23,817
Acquisition accounting impact related to recognizing acquired inventory at fair value	—	(27)	—	394
Change in fair value of contingent consideration for business acquisition	21	—	93	—
Non-cash inventory impairment	518	—	518	—
Stock-based compensation	4,768	1,550	7,844	2,655
Acquisition-related and integration-related costs	538	774	746	1,750
Non-deferred IPO and secondary offering costs	—	316	1,031	754
Debt modification costs	—	—	—	288
Intangible asset amortization	8,712	8,392	17,414	16,839
Depreciation	2,502	2,206	4,938	4,364
Interest expense (includes loss on debt extinguishment)	4,508	9,575	9,454	18,946
Tax expense	2,285	4,249	15,480	6,932
Adjusted EBITDA - Non-GAAP	$51,597	$49,635	$131,986	$76,739

Adjusted EBITDA margin - Non-GAAP	10.9%	13.0%	13.2%	11.1%